EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Armada Nano Technologies Group, Inc.

48-51 Oceania Street

Bayside, NY 11364

We consent to the use in this Offering Statement under Regulation A on Form 1-A of our report dated October 12, 2017 relating to the financial statements of Armada Nano Technologies Group, Inc. for the period from inception (June 10, 2017) to September 30, 2017 and to the reference to us under the heading “Experts” in such Offering Statement.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey

January 10, 2018